EXHIBIT 10.1
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED
PORTIONS. THE CONFIDENTIAL REDACTED PORTIONS HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS DENOTE SUCH REDACTIONS.
AMENDATORY AGREEMENT
Between
TENNESSEE VALLEY AUTHORITY
And
UNITED STATES ENRICHMENT CORPORATION

Date: June 1, 2007	TV-05356W, Supp. No. 4
          THIS AGREEMENT, made and entered into by and between TENNESSEE VALLEY AUTHORITY (TVA), a corporation created and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended (TVA Act), and UNITED STATES ENRICHMENT CORPORATION (Company), a corporation created and existing under the laws of the State of Delaware;
W I T N E S S E T H:
          WHEREAS, Company has been purchasing power from TVA under Power Contract TV-05356W, dated July 11, 2000, as amended (Power Contract), for the operation of Company’s uranium enrichment facilities near Paducah, Kentucky; and
          WHEREAS, the parties wish to (a) extend the term of the Power Contract for two years and (b) amend the Power Contract to provide for the pricing and quantity of power and energy for the time period commencing on June 1, 2007, and ending on May 31, 2012;
          NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements hereinafter set forth, and subject to the provisions of the TVA Act, the parties mutually agree as follows:
SECTION 1 – DEFINITIONS
Initial capped terms used in this agreement which are defined in Article I of the Power Contract shall have the meaning there defined.

SECTION 2 – EXTENSION OF THE POWER CONTRACT
Effective as of the date first above written (Effective Date), section 2.1 of the Power Contract is amended in the respects necessary to provide that the Power Contract shall continue in effect through the Billing Month of May 2012.
SECTION 3 – QUANTITY AND PRICING OF BASELINE ENERGY
Section 2.4 of the Power Contract, which had previously been effective to provide for the quantity and pricing of Baseline Energy during Period Two of the Power Contract, shall be of no force and effect to provide for quantity and pricing from and after the Effective Date of this agreement. In lieu thereof, the following provisions shall apply.
3.1	Quantity of Energy. Subject to the terms and conditions of the Power Contract, Baseline Energy, in the monthly MW amounts set forth in Exhibit A, shall be made available to Company for the period from June 1, 2007, through May 31, 2012. Of each monthly amount, 300 MW will continue to be Firm Baseline Energy and any remaining amount will be Interruptible Baseline Energy, as provided in the Power Contract.

3.2	Base Energy Price. Subject to the provisions of section 4 below, the price for Baseline Energy during the period from June 1, 2007, through May 31, 2012, shall be as follows:
(i)	$***** from June 1, 2007, through August 31, 2007,

(ii)	$***** from September 1, 2007, through May 31, 2008,

(iii)	$***** from June 1, 2008, through May 31, 2009,

(iv)	$***** from June 1, 2009, through May 31, 2010,

(v)	$***** from June 1, 2010, through May 31, 2011, and

(vi)	$***** from June 1, 2011, through May 31, 2012.
SECTION 4 – FUEL COST ADJUSTMENT
The Baseline Energy Prices as set forth in section 3.2 above of this agreement shall be subject to the TVA Fuel Cost Adjustment (FCA) as calculated under Exhibit B to TV-05356W, Supp. No. 3, dated April, 3, 2006; provided, however, that from and after the Effective Date of this agreement, the table in said Exhibit B setting forth the values of B (the monthly per MWh Base Fuel Rates as defined in Exhibit B) shall be deemed to be deleted and replaced with the following:

June	$17.13
July	$22.22
August	$18.92
September	$17.09
October	$16.22
November	$17.09

December	$16.53
January	$16.96
February	$18.26
March	$18.80
April	$16.09
May	$14.57
It is recognized that the FCA shall mean the per-MWh amount by which the Baseline Energy Prices under section 3.2 above of this agreement are increased or decreased from time to time in accordance with the formula designed to reflect changes in TVA’s fuel costs, purchased power costs, and related costs as shown on said Exhibit B. It is further recognized and agreed that TUm (as defined in Exhibit B) has a lag integrated into the formula and that unless otherwise agreed between the parties, any such amount shall remain an obligation even though the payment of the bill for power taken during May of 2012 has been made.
SECTION 5 – PERFORMANCE ASSURANCE
Sections 1, 2, and 4 of Supplement 2 of the Power Contract are hereby deleted and replaced with the following:
“1.	Letter of Credit. Company shall continue to provide TVA an Irrevocable Letter of Credit, in a form acceptable to TVA, in the amount of $***** not later than June 15, 2007. Not later than September 1, 2007, the amount of such Letter of Credit shall be increased to $***** and on or before October 1, 2007, the amount of such Letter of Credit shall be increased to $*****. Company shall at all times keep such Letter of Credit in full force and effect. The Letter of Credit may be utilized by TVA to cover any obligations for which the Power Contract provides and for which payments are not made by Company, including, but not limited to, minimum bill obligations. Notwithstanding hereunder, Company will remain obligated to make all payments as they become due under the Power Contract.

2.	Weekly Prepayments. Notwithstanding the provisions of section 2.6 of the Power Contract, Company shall pay TVA a designated sum of money per week in advance for power and energy used under the Power Contract (Weekly Prepayment). Beginning on June 1, 2007, and going through August 24, 2007, Company shall pay TVA a Weekly Prepayment in the amount of $*****. Beginning on September 7, 2007, Company shall pay TVA a Weekly Prepayment in the amount of $***** and beginning on October 5, 2007, Company shall pay TVA a Weekly Prepayment in the amount of $*****. Such Weekly Prepayments shall be made no later than 3 p.m. CST or CDT, whichever is currently effective, on the first four (4) Fridays of each calendar month and shall be made electronically through Automatic Clearing House to TVA’s account. TVA’s monthly bill for power and energy shall reflect the cumulative Weekly Prepayments for that month as a credit to be applied against that monthly bill. Company shall have seven (7) days from the date of the monthly bill, or until the next Weekly Prepayment (whichever comes later) to pay any amount that is not covered by the cumulative Weekly Prepayments for that month. In the event that the cumulative Weekly Prepayments for any month exceed the amount of that monthly bill, TVA shall notify Company of the overpayment and credit such amount to Company’s next Weekly Prepayment.

4.	Early Payment Credits. Notwithstanding Section 2 of the Terms and Conditions set forth in Attachment 4 of the Power Contract, provided that Company makes all Weekly Prepayments in full falling within that Billing Month on or before the Weekly Prepayment Due Dates, and Company is not otherwise delinquent or in default under the Power Contract, the Company shall be entitled to early payment credits. Such early payment credits shall be calculated as follows:
(a)	TVA shall determine the aggregate amount of all Weekly Prepayments due under the Power Contract and received during the Billing Month;

(b)	TVA shall provide a flat ten (10) days of such credit by applying TVA’s Average Short-Term Interest Rate (as defined in the Terms and Conditions to the Power Contract) to such aggregate amount.”
The parties expressly agree that this procedure for figuring Early Payment Credits was the appropriate method used from June 1, 2006 to May 31, 2007.
SECTION 6 – RATIFICATION OF THE POWER CONTRACT
The Power Contract is ratified and confirmed as the continuing obligation of the parties.
          IN WITNESS WHEREOF, the parties to this agreement have caused it to be executed by their duly authorized representatives, as of the day and year first above written.

UNITED STATES ENRICHMENT CORPORATION
By	/s/ John K. Welch
Title: President and CEO

TENNESSEE VALLEY AUTHORITY
By	/s/ Bruce S. Schofield
for	Executive Vice President
Customer Resources

EXHIBIT A
BASELINE ENERGY
JUNE 1, 2007, THROUGH MAY 31, 2012
(TOTAL OF FIRM AND INTERRUPTIBLE BASELINE ENERGY IN MW)*

	2007	2008	2009	2010	2011	2012
January		2,000	2,000	2,000	1,650	1,650
February		2,000	2,000	2,000	1,650	1,650
March		2,000	2,000	2,000	1,650	1,650
April		2,000	2,000	2,000	1,650	1,650
May		1,700	1,700	1,700	1,400	1,400
June	300	300	300	300	300
July	300	300	300	300	300
August	300	300	300	300	300
September	1,700	1,700	1,700	1,400	1,400
October	2,000	2,000	2,000	1,650	1,650
November	2,000	2,000	2,000	1,650	1,650
December	2,000	2,000	2,000	1,650	1,650
It is recognized that, beginning in September 2010, the amounts of power provided for in the table above decline in a manner (“Ramp-Down”) that is designed to produce benefits for the TVA power system. It is further recognized that TVA and Company are planning to begin discussions about possible arrangements for continued TVA power supply to the Paducah facility after May 2012. If agreement is reached for such continued TVA supply by no later than May 31, 2009, and if such agreed-upon arrangements contain a later Ramp-Down that is acceptable to TVA, TVA will agree to a amend the Power Contract such that the last 3 columns of the table above would be revised to read as follows:

	2010	2011	2012
January	2,000	2,000	2,000
February	2,000	2,000	2,000
March	2,000	2,000	2,000
April	2,000	2,000	2,000
May	1,700	1,700	1,700
June	300	300
July	300	300
August	300	300
September	1,700	1,700
October	2,000	2,000
November	2,000	2,000
December	2,000	2,000

*	The monthly MW amounts shall be multiplied by the number of hours in that month to determine the required quantities of Baseline Energy. The actual hourly MW amounts shall be essentially constant except during ramp up/ramp down periods and will be scheduled in accordance with operating procedures jointly developed under section 2.2(f) of the Power Contract.

5